Exhibit 10.13

ULTRATECH, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.       The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.       Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

C.       All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.      Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during the Participant’s period of Service shall entitle the Participant to receive one share of Common Stock on the specified issuance date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Participant:	___________________

Award Date:	, 20

Number of Shares Subject to Award:	shares of Common Stock (the “Shares”)

Vesting Schedule:

The Shares shall vest in a series of                  (        ) successive equal monthly installments upon the Participant’s completion of each month of Service over the                      (        )-month period measured from                     . However, the Shares may vest in whole or in part on an accelerated basis in accordance with the provisions of Paragraphs 4 and 6 of this Agreement.

Issuance Schedule

Each Share in which the Participant vests in accordance with the applicable provisions of the foregoing Vesting Schedule will become issuable on the date (the “Issuance Date”) upon which occurs the earliest of the following: (i) the date of the Participant’s Separation from Service, (ii) the closing date of a Change in Control or (iii) the issuance date determined for that Share in accordance with the following schedule based on the period during which that Share vests in accordance with such Vesting Schedule:

                         Vesting Period                                          Issuance Date

The actual issuance of the Shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes and shall be effected on the applicable Issuance Date or as soon as administratively practicable thereafter, but in no event later than (A) the close of the calendar year in which an Issuance Date triggered by the Participant’s Separation from Service or a Change in Control occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issuance Date or (B) with respect to an Issuance Date determined under the clause (iii) issuance schedule above, the fifteenth (15th) day of the second calendar month following that Issuance Date, unless in any instance a further deferral is required pursuant to Paragraph 9. The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 8 of this Agreement.

2.       Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.       Cessation of Service. Except as otherwise provided in Paragraph 4 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. Should the Participant’s Service terminate by reason of a Termination for Cause, then this Award will be immediately cancelled with respect to all the Restricted Stock Units subject to such Award, whether vested or unvested at the time, and the Participant shall thereupon cease to have any right or entitlement to receive any Shares under this Award and the cancelled Restricted Stock Units.

4.      Accelerated Vesting. The following special vesting acceleration provisions shall be in effect for the Award and shall be in addition to the vesting acceleration provisions of Paragraph 6 of this Agreement:

(a)      Should the Participant cease Employee status on or after attainment of age sixty-five (65) by reason of death, Disability or an Involuntary Termination (other than a Termination for Cause), then all the Shares at the time subject to this Award shall immediately vest.

[(b)      Should the Participant cease Employee status prior to attainment of age sixty-five (65) by reason of death, Disability or Involuntary Termination (other than a Termination for Cause), then the Participant shall immediately vest in an additional number of Shares (if any) equal to the number of Shares necessary to assure that the total number of Shares in which he has vested at that time is not less than twenty-five percent (25%) of the total number of Shares subject to this Award.]

(c)      The Shares which vest on an accelerated basis pursuant to this Paragraph 4, together with any other unissued Shares in which the Participant is at the time vested, shall be issued on the date of the Participant’s Separation from Service (or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third calendar month following the date of such Separation from Service, unless a further deferral is required pursuant to the provisions of Paragraph 9 of this Agreement.

5.      Stockholder Rights and Dividend Equivalents

(a)       The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

(b)      Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property (other than shares of Common Stock), be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had those Shares been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited shall vest at the same time as the Shares to which they relate and shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Plan Administrator deems appropriate) concurrently with the issuance of those Shares on the applicable Issuance Date. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution.

6.      Change of Control.

(a)      Any Restricted Stock Units subject to this Award at the time of a Change in Control will vest on the closing of that Change in Control. The Shares subject to those vested units will be issued on the Issuance Date triggered by the closing of the Change in Control or as soon as administratively practicable after that Issuance Date, but in no event later than the close of the calendar year in which such Issuance Date occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issuance Date. Alternatively, the Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control, and such consideration per Share shall be distributed on the Issuance Date triggered by the closing of the Change in Control or as soon as administratively practicable after that Issuance Date, but in no event later than the close of the calendar year in which such Issuance Date occurs or (if later) the fifteenth (15th) day of the third calendar month following such Issuance Date. Such issuance or distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes in accordance with the procedure set forth in Paragraph 8 of this Agreement.

(b)      This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.      Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change. In making such equitable adjustments, the Plan Administrator shall take into account any amounts credited to the Participant’s book account under Paragraph 5(b) in connection with the transaction. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.

8.       Collection of Withholding Taxes.

(a)       The Corporation shall collect the applicable Withholding Taxes with respect to the distribution of the phantom dividend equivalents to the Participant by withholding a portion of that distribution equal to the amount of those taxes, with the cash portion of the distribution to be the first portion so withheld. Until such time as the Corporation provides the Participant with notice to the contrary, the Corporation shall collect the applicable Withholding Taxes with respect to the issuance of the Shares that vest hereunder through an automatic Share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(b)       Should any Shares be distributed at time the Share Withholding Method is not available, then the federal, state and local income taxes required to be withheld with respect to those Shares shall be collected from the Participant through either of the following alternatives:

-       the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

-       the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the Issuance Date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to involve a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(c)       Should any other amounts become distributable to Participant in consideration for the Shares, then the applicable Withholding Taxes with respect to those amounts shall be collected from the Participant pursuant to such procedures as the Corporation deems appropriate under the circumstances, including (without limitation) the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes.

(d)       Notwithstanding the foregoing provisions of this Paragraph 8, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest hereunder. Accordingly, to the extent the applicable issuance date for one or more vested Shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those Shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Paragraph 8(d) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(e)       Except as otherwise provided in Paragraph 6 and Paragraph 8(a), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.       Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, no Shares which become issuable by reason of the Participant’s Separation from Service shall actually be issued to a Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

10.       Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i) the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

ALTERNATIVE

10.       Benefit Limit. In the event the vesting and issuance of the Shares subject to this Award would constitute a parachute payment under Code Section 280G, the Participant shall become entitled to the tax gross-up payment in accordance with the terms and provisions of Section              of his Employment Agreement, to the extent such agreement in effect at that time. Otherwise, the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i) the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

11.       Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Stock exchange on which the Common Stock is listed for trading at the time of such issuance.

12.       Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.       Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

14.       Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene any requirements or limitations of Code Section 409A applicable to the Award evidenced hereby, then those provisions shall be interpreted and applied in a manner that does not result in a violation of any requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that may be applicable to the Award. In addition, each installment issuance of Shares pursuant to this Agreement shall be deemed a separate payment. for all relevant purposes under Code Section 409A.

15.       Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.      Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ULTRATECH, INC.
By:

Title:

PARTICIPANT

Signature:

Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.       Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.       Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.

C.       Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.       Board shall mean the Corporation’s Board of Directors.

E.       Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)       a merger or consolidation in which the Corporation is not the surviving entity and in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(ii)       the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iii)        any reverse merger in which the Corporation is the surviving entity but in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(iv)       the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders: or

(v)       a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; provided, however, this subparagraph (v) shall only apply as an issuance or distribution event for so long as the Corporation is not a majority-owned subsidiary of another entity.

The foregoing definition of Change in Control shall in all instances be applied and interpreted in such manner that the applicable Change in Control transaction also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.

F.      Code shall mean the Internal Revenue Code of 1986, as amended.

G.      Common Stock shall mean shares of the Corporation’s common stock.

H.      Corporation shall mean Ultratech, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Ultratech, Inc. which shall by appropriate action adopt the Plan.

I.       Disability shall mean the Participant’s inability, because of physical or mental illness or injury, to perform his customary duties as an executive officer of the Corporation, with or without reasonable accommodation, and the continuation of such disabled condition for a period of one hundred eighty (180) continuous days as determined by an approved medical doctor. For purposes hereof, an approved medical doctor shall mean a doctor selected by the Corporation and the Participant. If the Corporation and the Participant cannot agree on a medical doctor, each shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

ALTERNATIVE

I.       Disability shall mean the Participant’s inability to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

J.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.     Employment Agreement shall mean the written employment agreement (if any) between the Corporation and the Participant in effect on the Award Date.

L.     Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

M.    Involuntary Termination shall mean the termination of the Participant’s Employee status by reason of:

(i)      such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than a Termination for Cause, or

(ii)      such individual’s voluntary resignation following any of the following events: (A) any reduction in the level of the Participant’s annual rate of base salary, except a reduction that is part of a program applicable to all of the Corporation’s officers to reduce expenses; (B) the failure by the Corporation or any Parent or Subsidiary (or any successor to the Corporation) to comply with any material terms of the Employment Agreement (if any) or any other material agreement between the Participant and the Corporation or any Parent or Subsidiary (or any successor to the Corporation); (C) any material reduction in the nature or scope of the Participant’s duties, title, function, authority or responsibilities, subject to any limitations specified in the Employment Agreement (if any); or (D) a requirement that the Participant relocate his principal office to a location that is more than sixty (60) miles from the location of his principal office determined as of the date specified in the Employment Agreement; provided, however, that none of the events specified above shall constitute grounds for an Involuntary Termination unless the Participant shall have notified the Corporation in writing describing the event which constitute grounds for such Involuntary Termination within thirty (30) days following the occurrence of such event and the Corporation shall have failed to cure such event within thirty (30) days after the Corporation’s receipt of such written notice.

ALTERNATIVE ONE

(ii)       such individual’s voluntary resignation following any of the following events: (A) any reduction in the level of the Participant’s annual rate of base salary, except a reduction that is part of a program applicable to all of the Corporation’s officers to reduce expenses; (B) the failure by the Corporation or any Parent or Subsidiary (or any successor to the Corporation) to comply with any material terms of the Employment Agreement or any other material agreement between the Participant and the Corporation or any Parent or Subsidiary (or any successor to the Corporation); (C) any material reduction in the nature or scope of the Participant’s duties, title, function, authority or responsibilities (including, for example, the Participant’s directly reporting to anyone other than the Board); or (D) a requirement that the Participant relocate his principal office to a location that is more than sixty (60) miles from the location of his principal office determined as of the date specified in the Employment Agreement; provided, however, that none of the events specified above shall constitute grounds for an Involuntary Termination unless the Participant shall have notified the Corporation in writing describing the event which constitute grounds for such Involuntary Termination within sixty (60) days following the occurrence of such event and the Corporation shall have failed to cure such event within thirty (30) days after the Corporation’s receipt of such written notice.

ALTERNATIVE TWO

(ii)       such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (B) a materially adverse change in his or her reporting requirements so that such individual is required to report to a person whose duties and responsibilities and authority are materially less than the person to whom he or she previously reported. (C) a material reduction in his or her rate of base salary or target bonus under any corporate-performance based bonus or incentive programs, with a reduction of more than fifteen percent (15%) to be deemed material or (D) a material relocation of such individual’s place of employment, with a relocation of more than sixty (60) miles to be deemed material; provided, however, that such individual’s resignation for any of the foregoing reasons shall constitute an Involuntary Termination only if the following requirements are satisfied: (x) such individual provides written notice of the clause (A), (B), (C) or (D) event to the Corporation (or the Parent or Subsidiary employer) within thirty (30) days after the occurrence of that event, (y) the Corporation (or the Parent or Subsidiary employer) fails to take appropriate remedial action to remedy such event within thirty (30) days after receipt of such notice and (z) such individual resigns from his or her employment with the Corporation (or the Parent or Subsidiary employer) within one hundred eighty (180) days following the initial occurrence of the clause (A), (B), (C) or (D) event.

N.       1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

O.       Participant shall mean the person to whom the Award is made pursuant to the Agreement.

P.       Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Q.       Plan shall mean the Corporation’s 1993 Stock Option/Stock Issuance Plan, as amended and restated.

R.       Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

S.       Restricted Stock Unit shall mean each unit subject to this Award which shall entitle the Participant to receive one share of Common Stock under the Plan at a designated time following the vesting of that unit.

T.       Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment. The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months (or such shorter period for which he or she may have rendered such services). Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

U.       Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:

(i)       Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).

(ii)       Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.

(iii)      Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

V.       Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

W.       Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.       Termination for Cause shall mean the termination of the Participant’s Service by the Corporation (or any Parent or Subsidiary) for one or more of the following reasons:

(i)       the Participant’s repeated failure to perform any essential duty of his or her position other than due to Disability or such illness or injury as would result in Disability if it continued for the one hundred eighty (180)-day period specified in the Disability definition above;

(ii)       the Participant’s commission of any act that constitutes gross misconduct and is injurious to the Corporation or any Parent or Subsidiary or any successor to the Corporation;

(iii)       the Participant’s conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude;

(iv)       the Participant’s commission of any act of fraud against, or the misappropriation of property belonging to, the Corporation or any Parent or Subsidiary or any successor to the Corporation;

(v)       the Participant’s commission of any act of dishonesty in connection with his or her responsibilities as an employee that is intended to result in his personal enrichment or the personal enrichment of his family or others; or

(vi)       the Participant’s material breach of the Employment Agreement (if any) he may have at the time with the Corporation or any other agreement between the Participant and the Corporation or any Parent or Subsidiary or successor to the Corporation.

Y.       Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock under the Award and any phantom dividend equivalents relating to those shares and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares and the distribution of any phantom dividend equivalents relating to such shares.